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                                  EXHIBIT 24

                       Consent of Independent Auditors




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SNODGRASS
Certified Public Accountants



                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 23, 2001 relative to the consolidated balance sheet of First West Virginia Bancorp, Inc. as of December 31, 2000 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. Said report is included in the 2000 Annual Report to Shareholders of First West Virginia Bancorp, Inc. (Exhibit 13.1 to this Form 10-K).



/s/ S.R. Snodgrass A.C.



Wheeling, West Virginia
March 22, 2001






S.R. Snodgrass, A.C.
980 National Road Wheeling, WV 26003-6400
Phone: 304-233-5030  Facsimile: 304-233-3062




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